Tidal Trust V 485BPOS

Exhibit 99.(h)(ii)(2)

FORM OF SECOND AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of December 16, 2025 (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to

Add the following funds:

●	Defiance China Memory ETF

●	Defiance China Semiconductor ETF

●	Defiance CoinDesk 5 Equal Weight ETF

●	Defiance Helium and Strategic Gases ETF

●	Defiance Korea Semiconductor ETF

●	Defiance KSM Israel 120 ETF

●	Defiance Photonics ETF

WHEREAS, Section 15(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

2

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust V

Name of ETF Series

RoboTaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF

Name of Mutual Fund Series

3